EXHIBIT 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE
Cheniere Partners Reports Fourth Quarter and Full Year 2021 Results, Updates Distribution Plans and Raises Full Year 2022 Distribution Guidance
HOUSTON--(BUSINESS WIRE)-- Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE American: CQP) today announced its financial results for the fourth quarter and full year of 2021.
HIGHLIGHTS
•Net income of $506 million and $1.6 billion for the fourth quarter and full year 2021, respectively.
•Adjusted EBITDA1 of $868 million and $3.1 billion for the fourth quarter and full year 2021, respectively.
•Paid a distribution of $0.700 per common unit on February 14, 2022 to unitholders of record as of February 7, 2022.
•Raising full year 2022 distribution guidance to $4.00 - $4.25 per common unit and announcing the initiation of quarterly distributions to be comprised of a base amount plus a variable amount, which are expected to begin with the distribution related to the first quarter of 2022. It is anticipated that the quarterly distribution with respect to the first quarter of 2022 will be comprised of a base amount equal to $0.775 ($3.10 annualized), and a variable amount equal to the remaining available cash per unit, which will take into consideration, among other things, amounts reserved for annual debt repayment and capital allocation goals, anticipated capex to be funded with cash, and cash reserves to provide for the proper conduct of the business.
•On February 4, 2022, substantial completion was achieved on Train 6 of the SPL Project (defined below), upon which Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”) turned over care, custody, and control of Train 6 to Cheniere Partners. Cheniere Partners began producing and exporting commissioning LNG from Train 6 in December with a total of 12 TBtu exported in the fourth quarter.

2022 FULL YEAR DISTRIBUTION GUIDANCE

	2022 Previous			2022 Revised
Distribution per Unit	$3.00	-	$3.25	$4.00	-	$4.25

SUMMARY AND REVIEW OF FINANCIAL RESULTS

(in millions, except LNG data)	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	% Change	2021	2020	% Change
Revenues	$3,257	$1,997	63%	$9,434	$6,167	53%
Net income	$506	$409	24%	$1,630	$1,183	38%
Adjusted EBITDA[1]	$868	$772	12%	$3,076	$2,762	11%
LNG exported:
Number of cargoes	97	89	9%	359	275	31%
Volumes (TBtu)	345	315	10%	1,284	971	32%
LNG volumes loaded (TBtu)	342	318	8%	1,280	974	31%
Net income increased $97 million and $447 million while Adjusted EBITDA1 increased $96 million and $314 million during the fourth quarter and full year 2021, respectively, as compared to the corresponding 2020 periods, primarily
___________________________
1 Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for further details.

as a result of increases in both margin per MMBtu of LNG and volume delivered, partially offset by the non-recurrence of revenues recognized on cancelled LNG cargoes.
During the fourth quarter and full year 2021, we recognized in income 330 and 1,269 TBtu, respectively, of LNG loaded from the SPL Project. Additionally, for the year ended December 31, 2021, we recognized in income 8 TBtu of LNG procured by Sabine Pass Liquefaction, LLC (“SPL”) from Cheniere Energy, Inc.’s Corpus Christi liquefaction facility. During the fourth quarter, approximately 12 TBtu of commissioning LNG was exported from the SPL Project.
During the fourth quarter and full year 2020, we recognized $40 million and $553 million, respectively, in LNG revenues associated with cancelled LNG cargoes. LNG revenues during fourth quarter 2020 excluded $21 million that would have otherwise been recognized during the quarter if the cargoes were lifted pursuant to the delivery schedules with the customers, as these revenues were recognized during third quarter 2020 when cancellations were received. We did not have any such revenue timing impacts during the fourth quarter 2021.
BALANCE SHEET MANAGEMENT
Capital Resources
As of December 31, 2021, our total liquidity position was over $2.5 billion. We had cash and cash equivalents of $0.9 billion. In addition, we had current restricted cash and cash equivalents of $98 million, $750 million of available commitments under our 2019 CQP Credit Facilities, and $805 million of available commitments under the SPL Working Capital Facility.
KEY FINANCIAL TRANSACTIONS
In December 2021, SPL issued Senior Secured Notes due 2037 on a private placement basis for an aggregate principal amount of approximately $482 million (the “2037 SPL Private Placement Senior Secured Notes”). The proceeds of the 2037 SPL Private Placement Senior Secured Notes, net of related fees, costs and expenses, were used to redeem a portion of the 2022 SPL Senior Notes. The remaining balance of the 2022 SPL Senior Notes was redeemed with cash on hand, including proceeds from the CQP 2032 Notes issued in September 2021. The 2037 SPL Private Placement Senior Secured Notes are fully amortizing, with a weighted average life of over 10 years and a weighted average interest rate of 3.07%.
SPL PROJECT OVERVIEW
We own natural gas liquefaction facilities consisting of six operational liquefaction Trains, with a total production capacity of approximately 30 million tonnes per annum (“mtpa”) of LNG at the Sabine Pass LNG terminal (the “SPL Project”). On February 4, 2022, Train 6 of the SPL Project reached substantial completion.
As of February 18, 2022, over 1,550 cumulative LNG cargoes totaling approximately 110 million tonnes of LNG have been produced, loaded, and exported from the SPL Project.
DISTRIBUTIONS TO UNITHOLDERS
We paid a cash distribution of $0.700 per common unit to unitholders of record as of February 7, 2022 and the related general partner distribution on February 14, 2022.
INVESTOR CONFERENCE CALL AND WEBCAST
Cheniere Energy, Inc. will host a conference call to discuss its financial and operating results for the fourth quarter and full year 2021 on Thursday, February 24, 2022, at 11 a.m. Eastern time / 10 a.m. Central time. A listen-only webcast of the call and an accompanying slide presentation may be accessed through our website at www.cheniere.com. Following the call, an archived recording will be made available on our website. The call and accompanying slide presentation may include financial and operating results or other information regarding Cheniere Partners.

About Cheniere Partners
Cheniere Partners owns the Sabine Pass LNG terminal located in Cameron Parish, Louisiana, which has natural gas liquefaction facilities consisting of six operational liquefaction Trains with a total production capacity of approximately 30 mtpa of LNG. The

Sabine Pass LNG terminal also has operational regasification facilities that include five LNG storage tanks, vaporizers, and two marine berths with a third marine berth under construction. Cheniere Partners also owns the Creole Trail Pipeline, which interconnects the Sabine Pass LNG terminal with a number of large interstate pipelines.

For additional information, please refer to the Cheniere Partners website at www.cheniere.com and Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying news release contains a non-GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure that is used to facilitate comparisons of operating performance across periods. This non-GAAP measure should be viewed as a supplement to and not a substitute for our U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP, and the reconciliation from these results should be carefully evaluated.

Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ financial and operational guidance, business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding Cheniere Partners’ anticipated quarterly distributions and ability to make quarterly distributions at the base amount or any amount, (iii) statements regarding regulatory authorization and approval expectations, (iv) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (v) statements regarding the business operations and prospects of third-parties, (vi) statements regarding potential financing arrangements, (vii) statements regarding future discussions and entry into contracts, and (viii) statements regarding the COVID-19 pandemic and its impact on our business and operating results. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

 (Financial Tables Follow)

Cheniere Energy Partners, L.P.
Consolidated Statements of Income
(in millions, except per unit data)(1)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues
LNG revenues	$2,582	$1,607	$7,639	$5,195
LNG revenues—affiliate	594	310	1,472	662
LNG revenues—related party	—	—	1	—
Regasification revenues	67	67	269	269
Other revenues	14	13	53	41
Total revenues	3,257	1,997	9,434	6,167

Operating costs and expenses
Cost of sales (excluding items shown separately below)	2,112	954	5,290	2,505
Cost of sales—affiliate	22	39	84	77
Cost of sales—related party	16	—	17	—
Operating and maintenance expense	170	166	635	629
Operating and maintenance expense—affiliate	39	37	142	152
Operating and maintenance expense—related party	12	13	46	13
Development expense	—	—	1	—
Development expense—affiliate	1	—	1	—
General and administrative expense	2	2	9	14
General and administrative expense—affiliate	21	23	85	96
Depreciation and amortization expense	140	138	557	551
Impairment expense and loss on disposal of assets	4	—	10	5
Total operating costs and expenses	2,539	1,372	6,877	4,042

Income from operations	718	625	2,557	2,125

Other income (expense)
Interest expense, net of capitalized interest	(195)	(218)	(831)	(909)
Loss on modification or extinguishment of debt	(20)	—	(101)	(43)
Other income, net	1	—	3	8
Other income—affiliate	2	2	2	2
Total other expense	(212)	(216)	(927)	(942)

Net income	$506	$409	$1,630	$1,183

Basic and diluted net income per common unit	$0.93	$0.77	$3.00	$2.32

Weighted average number of common units outstanding used for basic and diluted net income per common unit calculation	484.0	484.0	484.0	399.3

(1)Please refer to the Cheniere Energy Partners, L.P. Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

Cheniere Energy Partners, L.P.
Consolidated Balance Sheets
(in millions, except unit data) (1)

	December 31,
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$876	$1,210
Restricted cash and cash equivalents	98	97
Accounts and other receivables, net of current expected credit losses	580	318
Accounts receivable—affiliate	232	184
Accounts receivable—related party	1	—
Advances to affiliate	141	144
Inventory	176	107
Current derivative assets	21	14
Other current assets	87	61
Total current assets	2,212	2,135

Property, plant and equipment, net of accumulated depreciation	16,830	16,723
Operating lease assets	98	99
Debt issuance costs, net of accumulated amortization	12	17
Derivative assets	33	11
Other non-current assets, net	173	160
Total assets	$19,358	$19,145

LIABILITIES AND PARTNERS’ EQUITY
Current liabilities
Accounts payable	$21	$12
Accrued liabilities	1,073	658
Accrued liabilities—related party	4	4
Due to affiliates	67	53
Deferred revenue	155	137
Deferred revenue—affiliate	1	1
Current operating lease liabilities	8	7
Current derivative liabilities	16	11
Total current liabilities	1,345	883

Long-term debt, net of premium, discount and debt issuance costs	17,177	17,580
Non-current deferred revenue—affiliate		—
Operating lease liabilities	89	90
Derivative liabilities	11	35
Other non-current liabilities	—	1
Other non-current liabilities—affiliate	18	17

Partners’ equity
Common unitholders’ interest (484.0 million units issued and outstanding at both December 31, 2021 and 2020)	1,024	714
General partner’s interest (2% interest with 9.9 million units issued and outstanding at December 31, 2021 and 2020)	(306)	(175)
Total partners’ equity	718	539
Total liabilities and partners’ equity	$19,358	$19,145

(1)Please refer to the Cheniere Energy Partners, L.P. Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

Reconciliation of Non-GAAP Measures
Regulation G Reconciliations
Adjusted EBITDA
The following table reconciles our Adjusted EBITDA to U.S. GAAP results for the quarters ended and years ended December 31, 2021 and 2020 (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income	$506	$409	$1,630	$1,183
Interest expense, net of capitalized interest	195	218	831	909
Loss on modification or extinguishment of debt	20	—	101	43
Other income, net	(1)	—	(3)	(8)
Other income—affiliate	(2)	(2)	(2)	(2)
Income from operations	$718	$625	$2,557	$2,125
Adjustments to reconcile income from operations to Adjusted EBITDA:
Depreciation and amortization expense	140	138	557	551
Loss (gain) from changes in fair value of commodity derivatives, net (1)	5	9	(49)	45
Impairment expense and loss on disposal of assets	4	—	10	5
Incremental costs associated with COVID-19 response	1	—	1	36
Adjusted EBITDA	$868	$772	$3,076	$2,762

(1) Change in fair value of commodity derivatives prior to contractual delivery or termination
Adjusted EBITDA is commonly used as a supplemental financial measure by our management and external users of our Consolidated Financial Statements to assess the financial performance of our assets without regard to financing methods, capital structures, or historical cost basis. Adjusted EBITDA is not intended to represent cash flows from operations or net income as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.
We believe Adjusted EBITDA provides relevant and useful information to management, investors and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management’s evaluation of financial and operating performance.
Adjusted EBITDA is calculated by taking net income before interest expense, net of capitalized interest, depreciation and amortization, and adjusting for the effects of certain non-cash items, other non-operating income or expense items and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense and loss on disposal of assets, changes in the fair value of our commodity derivatives prior to contractual delivery or termination, and non-recurring costs related to our response to the COVID-19 outbreak which are incremental to and separable from normal operations. The change in fair value of commodity derivatives is considered in determining Adjusted EBITDA given that the timing of recognizing gains and losses on these derivative contracts differs from the recognition of the related item economically hedged. We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and year-over-year performance and operating trends on a more comparable basis and is consistent with management’s own evaluation of performance.

Contacts
Cheniere Partners

Investors
Randy Bhatia	713-375-5479
Frances Smith	713-375-5753

Media Relations
Eben Burnham-Snyder	713-375-5764